As filed with the Securities and Exchange Commission on October 7, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	95-4431352
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

333 Three D Systems Circle Rock Hill, South Carolina	29730
(Address of Principal Executive Offices)	(Zip Code)

2015 Incentive Plan of 3D Systems Corporation

(Full title of the plan)

Andrew W.B. Wright, Esq.

Senior Vice President, General Counsel and Secretary

3D Systems Corporation

333 Three D Systems Circle

Rock Hill, South Carolina 29730

(Name and address of agent for service)

(803) 326-3900

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

On May  19, 2015, 3D Systems Corporation (the “Registrant”) filed a Registration Statement on Form S-8 (Registration No. 333-204305) (the “2015 Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 6,300,000 shares of common stock, par value $0.001 per share (“Common Stock”), for issuance pursuant to the 2015 Incentive Plan of 3D Systems Corporation (the “Plan”). The Registrant previously filed Registration Statements on Form S-8 on July 11, 2017 (Registration No. 333-219222), on May  29, 2020 (Registration No. 333-238794) and on May  27, 2022 (Registration No. 333-265256) (collectively, and together with the 2015 Registration Statement, the “Prior Registration Statements”) with the Commission to register an additional 7,140,011 shares, 4,860,000 shares and 6,935,000 shares, respectively, of Common Stock for issuance under the Plan in connection with amendments and restatements of the Plan.

This Registration Statement registers an additional 4,000,000 shares of Common Stock for issuance under the Plan in connection with a further amendment and restatement of the Plan, which was approved by the stockholders of the Registrant on August 30, 2024.

Accordingly, and pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission (File No. 001-34220):

a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the Commission on August 13, 2024;

b)	the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024 as filed with the Commission on August 20, 2024 and August 29, 2024, respectively;

c)

the Registrant’s Current Reports on Form 8-K, filed with the Commission on January  11, 2024 (Item 5.02 only), March  5, 2024, March  11, 2024, March  22, 2024, March  29, 2024, May  1, 2024, June  28, 2024, July  25, 2024, September  3, 2024, and September 13, 2024 and Current Reports on Form 8-K/A filed with the Commission on August 13, 2024 (Items  4.01 and 9.01) and August 13, 2024 (Item 4.01); and

d)

the description of the Registrant’s Common Stock contained in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, including any subsequent amendment or any report subsequently filed for the purpose of updating such description.

All reports and other documents filed pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any document and any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Nothing in this Registration Statement shall be deemed to incorporate documents or information furnished but not filed with the Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K.

Item 8.	Exhibits.

The following are filed as exhibits to this Registration Statement:

Exhibit No.	Description

5*	Opinion of McGuireWoods LLP.

23.1*	Consent of BDO USA, P.C.

23.2*	Consent of McGuireWoods LLP (included in Exhibit 5).

24*	Power of Attorney (included in the signature pages to this Registration Statement).

99	Amended and Restated 2015 Incentive Plan of 3D Systems Corporation (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 3, 2024 (File No. 001-34220)).

107*	Filing Fee Table.

*	filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rock Hill, State of South Carolina, on October 7, 2024.

3D SYSTEMS CORPORATION

By:	/s/ JEFFREY A. GRAVES
Name:	Jeffrey A. Graves
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Jeffrey A. Graves and Andrew W.B. Wright, or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 7, 2024.

Signature	Title

/s/ JEFFREY A. GRAVES	Chief Executive Officer, President and Director
Jeffrey A. Graves	(Principal Executive Officer)

/s/ JEFFREY D. CREECH	Executive Vice President and Chief Financial Officer
Jeffrey D. Creech	(Principal Financial and Accounting Officer)

/s/ CHARLES G. MCCLURE, JR.	Chairman of the Board of Directors
Charles G. McClure, Jr.

/s/ MALISSIA R. CLINTON	Director
Malissia R. Clinton

/s/ CLAUDIA N. DRAYTON	Director
Claudia N. Drayton

/s/ THOMAS W. ERICKSON	Director
Thomas W. Erickson

/s/ JIM D. KEVER	Director
Jim D. Kever

/s/ KEVIN S. MOORE	Director
Kevin S. Moore

/s/ VASANT PADMANABHAN	Director
Vasant Padmanabhan

/s/ JOHN J. TRACY	Director
John J. Tracy

4